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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Envitro.com, Inc.

We consent to the incorporation by reference of our Independent Auditors' Report dated August 25, 2002, on the financial statements of Envitro.com, Inc. for the years ended December 31, 2001 and 2000, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around September 24, 2002.

/s/ Dominick  Davi,  CPA
CERTIFIED PUBLIC ACCOUNTANTS
New York, New York
September 24, 2002

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